Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Legg Mason Partners Variable Income Trust
We consent to the use of our reports, incorporated herein by reference, dated December 17, 2007, for Legg Mason Partners Variable High Income Portfolio, Legg Mason Partners Variable Adjustable Rate Income Portfolio and Legg Mason Partners Variable Money Market Portfolio, each a series of Legg Mason Partners Variable Income Trust as of October 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ KPMG LLP
New York, New York
February 11, 2008

Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Legg Mason Partners Variable Income Trust
We consent to the use of our report, incorporated herein by reference, dated December 17, 2007, for Legg Mason Partners Variable Government Portfolio, a series of Legg Mason Partners Variable Income Trust as of October 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ KPMG LLP
New York, New York
February 11, 2008